SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant [ ]

check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                            MATRIX SERVICE COMPANY
             -------------------------------------------------
             (Name of Registrant as Specified in Its Charter)


    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registered)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

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      2)  Aggregate number of securities to which transaction applies:

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      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

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      4) Proposed maximum aggregate value of transaction:

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      *  Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1)     Amount Previously Paid:

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            4)     Date Filed:

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MATRIX SERVICE COMPANY
10701 East Ute Street
Tulsa, Oklahoma  74116

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the Annual Meeting of the Stockholders of Matrix Service Company, a Delaware corporation (the "Company"), will be held at Liberty Bank & Trust Company, First National Tower, 15 East Fifth St., 41st Floor, Tulsa, Oklahoma, on the 29th day of October, 1997, at 10:00 a.m., Tulsa time, for the following purposes:

1. To elect six directors to serve until the annual stockholders' meeting in 1998 or until their successors have been elected and qualified;

2. To consider and vote upon a proposal to amend the Company's 1991 Stock Option Plan.

3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 1998; and

4. To act upon such other business as may properly come before the meeting or any adjournments thereof.


The Board of Directors has fixed the close of business on September 12, 1997, as the record date for determining stockholders entitled to notice of and to vote at the meeting and any adjournment thereof. Only stockholders of record at the close of business on September 12, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof.

By Order of The Board of Directors


C. William Lee
Secretary

September 19, 1997
Tulsa, Oklahoma



IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF WHETHER YOU PLAN TO ATTEND. THEREFORE, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY. IF YOU ARE PRESENT AT THE MEETING, AND WISH TO DO SO, YOU MAY REVOKE THE PROXY AND VOTE IN PERSON.

MATRIX SERVICE COMPANY
10701 East Ute Street
Tulsa, Oklahoma  74116

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Matrix Service Company (the "Company") for use at the Annual Meeting of Stockholders to be held on October 29, 1997, and at any adjournments thereof. The Annual Meeting will be held at 10:00 a.m., Tulsa time, at Liberty Bank & Trust Company, First National Tower, 15 East Fifth St., 41st Floor, Tulsa, Oklahoma. If the accompanying proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with the directions noted thereon or, if no direction is indicated, it will be voted in favor of the proposals described in this proxy statement. In addition, the proxy confers discretionary authority in the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting. The Board of Directors is not currently aware of any other such matters. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by written notice or by execution of a subsequent proxy sent to C. William Lee, Secretary, Matrix Service Company, 10701 East Ute Street, Tulsa, Oklahoma 74116. The proxy also may be revoked if the stockholder is present at the meeting elects to vote in person.

The approximate date on which this Proxy Statement and the accompanying proxy will first be sent to stockholders is September 24, 1997.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At the close of business on September 12, 1997, the record date for the determination of stockholders of the Company entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof, 9,491,153 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), were outstanding. Each share of Common Stock is entitled to one vote upon each of the matters to be voted on at the meeting. The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock is required for a quorum.

The following table sets forth, as of September 12, 1997, certain information with respect to the shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially five percent or more of its outstanding shares of Common Stock,
(ii) each director and director nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table herein and (iv) all directors, director nominees and executive officers of the Company as a group. Except as described below, each of the persons listed below has sole voting and investment power with respect to the shares listed.

Identity of Beneficial Owner         Number of Shares    Percent of Class
----------------------------         ----------------    ----------------
FBL Investment (1)
5400 University Avenue
West Des Moines, IA 50266             1,321,900               13.9

David L. Babson & Co. (2)
One Memorial Drive
Cambridge, MA 02142-1300              1,067,600               11.3

The TCW Group, Inc.(3)
865 Figueroa Street
Los Angeles, CA 90017                   567,700                6.0

Dimensional Fund Advisors, Inc. (4)
1299 Ocean Avenue
Santa Monica, CA 90401                  564,500                6.0

Franklin Resources, Inc.
777 Mariners Island Blvd.
San Mateo, CA 94403-7777                498,000                5.3

Doyl D. West (5)                        232,378                2.4

C. William Lee (5)                      326,856                3.4

William P. Wood (5)                     115,368                1.2

Robert L. Curry (5)                      26,500                 *

John S. Zink (5)                         52,500                 *

Hugh E. Bradley (5)                      22,500                 *

Robert A. Heath (5)                      11,428                 *

Tim S. Selby (5)                        262,832                2.8

Bradley S. Vetal (5)                     40,389                 *

All directors and executive officers
as a group (17 persons) (5)           1,485,669               15.7

*Indicates ownership of less than one percent of the outstanding shares of Common Stock.

(1) According to the Schedule 13G dated May 5, 1997.

(2) According to the Schedule 13G dated February 17, 1997.

(3) According to the Schedule 13G dated February 14, 1997.

(4) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 564,500 shares of Matrix Service Company stock as of March 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimension disclaims beneficial ownership of all such shares.

(5) Includes the following shares of Common Stock that are issuable upon the exercise of stock options that are exercisable within 60 days after September 12, 1997: Mr. West - 154,928; Mr. Lee - 17,856; Mr. Wood - 22,500; Mr. Curry - 26,500; Mr. Zink - 22,500;
Mr. Bradley - 22,500; Mr. Heath -11,428; Mr. Selby - 20,000; Mr.
Vetal - 19,286; officers and directors as a group - 393,441.

PROPOSAL NUMBER 1: Election of Directors

The Board of Directors has nominated and urges you to vote "For" the election of the six nominees identified below who have been nominated to serve as directors until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Each of the nominees is a member of the Company's present Board of Directors. Proxies solicited hereby will be voted "For" all six nominees unless stockholders specify otherwise in their proxies. The affirmative vote of the holders of a plurality of the Common Stock present in person or by proxy at the meeting is required for election of the nominees.

If, at the time of the 1997 Annual Meeting of Stockholders, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

Nominees

The nominees for director, and certain additional information with respect to each of them, are as follows:

Doyl D. West, age 55, is a founder of the Company and has served as a director and as Chairman of the Board since the Company's inception in 1984. From 1984 to November 1992, Mr. West also served as President of the Company and from 1984 to May 31, 1993, he served as Chief Executive Officer. In September 1994 Mr. West was again elected to serve as President and Chief Executive Officer of the Company. Prior to founding the Company, Mr. West served in various capacities with Tank Service, Inc., most recently as President. Tank Service, Inc. was engaged in repair and maintenance of the tankage in refineries and marketing and pipeline terminals.

C. William Lee, age 57, is a founder of the Company and has served as its Vice President-Finance and as a director since the Company's inception in 1984. Prior to 1984, Mr. Lee served as Vice
President-Finance and Secretary-Treasurer of Tank Service, Inc.

William P. Wood, age 41, has served as a director of the Company since November 1989. Mr. Wood has been a general partner of Austin Ventures, a venture capital firm, for more than the past five years. Mr. Wood is also a director of Intelliquest Information Group, an information services company.

Robert L. Curry, age 74, was elected as a director of the Company effective in August 1991. Mr. Curry has been retired since 1985. From 1976 to 1985 he was President of Refractory Construction, Inc., a refinery turnaround company, where he held various other executive positions from 1972 to 1976. From 1952 to 1972, Mr. Curry held various positions, including Manager of Refineries, with Apco Oil Corporation, an independent oil and gas company.

Hugh E. Bradley, age 68, was elected as a director of the Company effective on April 20, 1993. Mr. Bradley retired in October 1993. Previously he had served as the Division Manager for Texaco Trading & Transportation, Inc., Mid-Continent Region from 1988 to 1993.
Mr. Bradley is a graduate Petroleum Engineer from the Colorado
School of Mines.

John S. Zink, age 68, was elected as a director of the Company effective on April 20, 1993. He is President and founder of Zeeco, Inc., Chairman of the John Zink Foundation and past President and Chairman of the John Zink Company. Mr. Zink graduated from Oklahoma State University with a degree in Mechanical Engineering. Mr. Zink belongs to the Mechanical Engineering Scholastic Fraternity, Pi Tau Sigma, and has been inducted into the O.S.U. Engineering Hall of Fame. He is a registered Professional Engineer. Mr. Zink is also a director of Liberty Bank & Trust Company of Tulsa and Unit Corporation, a drilling and energy company.

The Board recommends that the stockholders vote "For" the election of each of the above named nominees.


The Board of Directors and its Committees

The Company's Certificate of Incorporation and Bylaws provide that the number of directors on the Board shall be fixed from time to time by the Board of Directors but shall not be less than three nor more than 15 persons. The Board in its discretion and in accordance with such authority has fixed its size at six members. No proxy will be voted for a greater number of persons than the number of nominees named herein. Directors hold office until the next annual meeting of the stockholders of the Company or until their successors have been elected and qualified. Vacancies may be filled by recommendations from the Nominating Committee, and a majority vote by the remaining directors. The Company's Board of Directors met five times during fiscal year 1997. During fiscal year 1997, each member of the Board of Directors attended 100% of the meetings of the Board of Directors and the committees of which he was a member.

The Board has three standing committees:

                      Audit       Compensation     Nominating
                     --------     ------------     ----------
Members:             Bradley       Curry           Bradley

                     Curry         Wood            Curry

                     Lee           Zink            West


The Audit Committee's functions include making recommendations concerning the engagement of independent auditors, reviewing with the independent auditors the plan and results of the auditing engagement, reviewing professional services provided by the independent auditors, reviewing the independence of the independent auditors, considering the range of audit and nonaudit fees and reviewing the adequacy of the Company's internal accounting controls. The Audit Committee held five meetings during fiscal 1997.

The Compensation Committee's functions include reviewing executive salary and bonus structure and approving salary and bonus awards to key executives, and administering the Company's stock option plans and making grants thereunder. The Compensation Committee held two meetings during fiscal 1997 and took certain actions by unanimous written consent in lieu of meetings.

The Nominating Committee was established to make nominations and recommendations to the Board of Directors for individuals to be presented to the stockholders for election to the Board of Directors. The Nominating Committee held one meeting during fiscal 1997. Holders of Common Stock wishing to recommend a person for consideration as nominee for election to the Board can do so in accordance with the Company's Bylaws by giving timely written notice to the Secretary of the Company at 10701 East Ute Street, Tulsa, Oklahoma 74116, giving each such nominee's name, address, appropriate biographical information, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or person), and any other information that would be required in a proxy statement. Any such recommendation should be accompanied by a written statement from the person recommended, giving his or her consent to be named as a nominee and, if nominated and elected, to serve as a director. A notice must be delivered to the Secretary not later than 80 days prior to the date of any annual or special meeting; provided, however, that in the event that the date of such annual or special meeting was not publicly announced by the Company more than 90 days prior to the meeting, notice by the stockholder must be delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which public announcement of the date of such meeting is communicated to the stockholders. Such notice to the Secretary must set forth the name and address of the stockholder who intends to make the nomination and a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice.

Director Compensation

During fiscal 1997, the directors who are not employees of the Company were reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and committee meetings. In addition, each of Messrs. Hugh Bradley, Robert Curry, William Wood and John Zink received $7,000 plus $1,000 for each meeting they attended as compensation for serving as directors, and was granted options to purchase 5,000 shares of the Company's stock under the Matrix Service Company 1995 Nonemployee Directors' Stock Option Plan.

EXECUTIVE COMPENSATION

The following table summarizes certain information regarding compensation paid or accrued during each of the Company's last three fiscal years to the Chief Executive Officer and each of the Company's four other most highly compensated executive officers (the "Named Officers"):


SUMMARY COMPENSATION TABLE

                Annual Compensation                    Long-Term Compensation
     -----------------------------------------    --------------------------------------
                                                        Awards                Payouts
                                                  ------------------------    -------------
                                                                            Restricted  Securities   Long-Term
                                                             Other Annual    Stock      Underlying   Incentive   All Other
Name and                       Fiscal                        Compensation   Award(s)    Options/SARs  Payout    Compensation
Principal Position              Year    Salary ($) Bonus ($)    ($) (1)       ($)            (#)        ($)            ($)
----------------------------   ------  ----------  --------  ------------ ------------  ------------ ----------  ------------

Doyl D. West                    1997    268,146   40,000                                  25,000
Chairman of Board, President    1996    236,282      -        N/A         N/A             25,000      N/A         N/A
Chief Executive Officer         1995    158,676      -                                   110,000

C. William Lee                  1997    143,630   25,000                                     -
Vice President-Finance          1996    132,791      -        N/A         N/A             25,000      N/A         N/A
& Chief Financial Officer       1995    127,905      -                                       -

Bradley S. Vetal                1997    169,753    25,000                                    -
Vice President-                 1996    139,236      -        N/A          N/A            25,000      N/A         N/A
Tank Division                   1995    132,679      -                                       -

Tim S. Selby                    1997    143,500      -                                       -
President-Matrix Service, Inc.  1996    140,000      -        N/A          N/A               -        N/A         N/A
San Luis Tank Division          1995    130,000      -                                       -

Robert A. Heath                 1997    137,239      -                                       -
President-                      1996    129,779      -        N/A          N/A               -        N/A         N/A
Heath Engineering, Ltd.         1995    126,138      -                                       -

(1) During each of the three years ended May 31, 1994, 1995 and 1996, perquisites for each individual named in the Summary
Compensation Table aggregated less than 10% of the total annual salary and bonus reported for such individual in the Summary
Compensation Table, or $50,000, if lower. Accordingly, no such amounts are included in the Summary Compensation Table.


Stock Option Grants During Fiscal 1997

The following table sets forth information with respect to grants of stock options to purchase Common Stock pursuant to the Company's 1991 Stock Option Plan to the Named Officers identified in the Summary Compensation Table above. No stock appreciation rights ("SARs") were granted during fiscal 1997 or were outstanding at May 31, 1997.


                            OPTION GRANTS IN FISCAL 1997

                              Individual Grants (1)
           ---------------------------------------------------------------------------------------
                                                  % of
                        Number of             Total Options                           Potention Realizable Value at
                     Shares Underlying          Granted       Exercise                Assumed Annual Rates of Stock
                       Stock Options         to Employees      Price     Expiration   Price Appreciation of Option Term (3)
      Name              Granted (#)         in Fiscal 1997   ($/Share)     Date           5% ($)       10% ($)
------------------   ------------------     --------------  ----------  -----------   ----------    ----------

Doyl D. West          $25,000  (2)           22.12           $5.88       10-22-2006    $92,500        $234,250
C. William Lee         -                     N/A             N/A          N/A          N/A            N/A
Bradley S. Vetal       -                     N/A             N/A          N/A          N/A            N/A
Tim S. Selby           -                     N/A             N/A          N/A          N/A            N/A
Robert A. Heath        -                     N/A             N/A          N/A          N/A            N/A


(1) Options granted during the year ended May 31, 1997 vest equally over five years of service and expire ten years from date of grant. No SARs were granted during fiscal 1997.

(2) Options for Mr. West will vest over two years of service and expire ten years from date of grant.

(3) An appreciation in stock price is required for optionees to receive any gain. A stock price appreciation of zero percent would render the options without value to the optionees. The Securities and Exchange Commission requries disclosures of the potential realizable value of each grant. The disclosure assumes the options will be held for the full ten-year term prior to exercise. Such options may be exercised prior to the end of such ten-year term. The actual value, if any, an executive officer may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that appreciation, if any, in the stock price will occur at the rates shown in the table.

Option Exercises and Holdings

The following table sets forth information with respect to the Named Officers identified in the Summary Compensation Table concerning the exercise of stock options and the value of unexercised options held as of the end of fiscal year 1997.



              AGGREGATED STOCK OPTION EXERCISES IN YEAR ENDING MAY 31, 1997
                         AND OPTION VALUES AT MAY 31, 1997

                                                                                   Value of Unexercised
                                                   Number of Shares                    In-the-Money
                                                 Underlying Unexercised               Stock Options
                                                 Options at May 31, 1997            at May 31, 1997 (1)
                                                ----------------------------   ----------------------------
                     Shares Acquired   Value
                     on Exercise     Realized
Name                      (#)           ($)      Exercisable   Unexercisable   Exercisable    Unexercisable
------------------  --------------   --------   ------------   -------------   -----------    -------------

Doyl D. West         -               -           107,928       142,072         $317,115 (2)   $404,635 (2)
C. William Lee       -               -            17,856        29,644           45,979 (3)     69,021 (3)
Bradley S. Vetal     -               -            19,286        31,429           77,778 (4)     73,930 (4)
Tim S. Selby         -               -            20,000        15,000           55,000 (5)     41,250 (5)
Robert A. Heath      -               -             8,571        11,429           23,570 (6)     31,430 (6)


(1) Value was calculated by subtracting the applicable exercise price from the fair market value of the Company's Common Stock on May 31, 1997, which was $8.38 (last trading day of fiscal year) based on the average of the high and low sales price of the Common Stock on May 31, 1997 on the Nasdaq National Market, multiplied by the number of shares underlying the unexercised options.

(2) Mr. West holds options to purchase 95,428 shares at an exercise price of $5.625 and 12,500 shares at an exercise price of $4.00; these options were exercisable in fiscal year 1997. Mr. West also holds options to purchase 104,572 shares at an exercise price of $5.625, 12,500 shares at an exercise price of $4.00 and 25,000 shares at an exercise price of $5.875 at May 31, 1997.

(3) Mr. Lee holds options to purchase 12,856 shares at an exercise price of $5.625 and 5,000 shares at an exercise price of $6.25; these options were exercisable in fiscal year 1997. Mr. Lee also holds options to purchase 9,644 shares at an exercise price of $5.625, and 20,000 shares at an exercise price of $6.25 at May 31, 1997.

(4) Mr. Vetal holds options to purchase 2,250 shares at an exercise price of $.67; 3,465 shares at an exercise price of $.80; 8,571 shares at an exercise price of $5.625; 5,000 shares at an exercise price of $6.25; these options were exercisable in fiscal year 1997. Mr. Vetal also holds options to purchase 11,429 shares at an exercise price of $5.625; and 20,000 shares at a price of $6.25 at May 31, 1997.

(5) Mr. Selby holds options to purchase 20,000 shares at an exercise price of $5.625; these options were exercisable in fiscal year 1997. Mr. Selby also holds options to purchase 15,000 shares at an exercise price of $5.625 at May 31, 1997.

(6) Mr. Heath holds options to purchase 8,571 shares at an exercise price of $5.625; these options were exercisable in fiscal year 1997. Mr. Heath also holds options to purchase 11,429 shares at an exercise price of $5.625 at May 31, 1997.

Employment Agreements

In connection with the acquisition of San Luis Tank Piping Construction Company in June 1991, Mr. Tim Selby executed a five- year Employment and Non-Competition Agreement with the Company, which was extended for an additional three years. The agreement provides that Mr. Selby will receive a salary of $140,000 for the year ending May 31, 1996; compensation after that date will be determined by the Compensation Committee of the Board of Directors.

PERFORMANCE GRAPH


COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN *

AMONG MATRIX SERVICE COMPANY, THE NASDAQ STOCK MARKET-US INDEX  AND
THE S & P ENGINEERING & CONSTRUCTION INDEX

Research Data Group       Total Return - Data Summary

MTRX
                                        Cumulative Total Return
                                  --------------------------------------------------
                                      5/92    5/93    5/94    5/95    5/96   5/97

Matrix Service Co.          MTRX      100      45      37      20      29     41

NASDAQ Stock Market-US      INAS      100     120     127     151     219    247

S & P Engineering & Const.  IENG      100      97     122     108     143    129


* $100 invested on May 31, 1992 in the Company's Common Stock.
Includes reinvesting of dividends, where applicable. The Company's fiscal year ends May 31.

The performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.

There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee ("Committee") of the Board of Directors of the Company currently consists of Robert L. Curry, William P. Wood, and John S. Zink, all of whom are independent directors who are not employees and who qualify as disinterested persons for purposes of Rule 16b-3 adopted under the Securities Exchange Act of 1934. The Committee is responsible for evaluating the performance of management, determining the compensation for certain executive officers of the Company and administering the Company's stock option plan under which grants may be made to employees of the Company. The Committee has furnished the following report on executive compensation for the fiscal year ending May 31, 1997.

Under the supervision of the Committee, the Company has developed a compensation policy which is designed to attract and retain key executives responsible for the success of the Company and motivate all management to work as a team, to maximize long-term stockholder value.

The annual compensation package of the executive officers primarily consists of (i) a cash salary which reflects the responsibilities relating to the position and individual performance, (ii) variable performance awards payable in cash and tied to the individual's and the Company's performance against pre-established financial measures and (iii) long- term stock-based incentive awards which strengthen the relationship between the interests of the executive officers and the interests of the Company's stockholders.

In determining the level and composition of compensation for each of the Company's executive officers, the Committee takes into account various qualitative and quantitative indicators of each officer's performance. The Committee's objectives in determining compensation are to allow the Company to attract, motivate and retain the management personnel necessary for the Company's success and to provide an executive compensation program comparable to that offered by the companies with which the Company competes for such management personnel. Although no specific target has been established, the Committee generally seeks to set salaries at the medium to high end of the range in comparison to peer group companies. In setting such salaries, the Compensation Committee considers its peer group to be certain companies with market capitalizations similar to that of the Company with which it competes for aboveground tank services and refinery maintenance services. Such peer group does not necessarily include the companies comprising the Standard and Poor's Engineering and Construction Index reflected in the performance graph in this Proxy Statement, which is the industry categorization the Company has been placed in by its market makers. In evaluating the performance of management, the Committee takes into consideration such factors as revenue and earnings growth, improved safety performance through reduced rates of recordable injuries of the Company as well as the achievement of specific qualitative goals by the individual relating to the particular officer's area of responsibility.

Base compensation is established through negotiation between the Company and the executive officer at the time the executive is hired, or during the negotiation phase of an acquisition, and then subsequently (in general annually) when such officer's base compensation is subject to review or reconsideration. While the Company has entered into employment agreements with certain of its executive officers, such agreements provide that base salaries after the initial year will be determined by the Compensation Committee or the Chief Executive Officer after review of the officer's performance. In establishing or reviewing base compensation levels for each executive officer, the Committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive and the relevant experience the individual brings to the Company, strategic goals for which the executive has responsibility, and compensation levels of other companies at a comparable stage of development to compete with the Company for business, engineering, and executive talents. As stated above, such comparable companies are generally those with similar market capitalizations and not necessarily among the companies comprising the Standards and Poor's Engineering and Construction indices as reflected in the Performance Graph in this Proxy Statement. No predetermined weights are given to any such factors. The initial salaries for each of the executive officers in fiscal year 1997 were set taking into account these factors in accordance with the Company's general compensation policy discussed above. The base salaries for the executive officers generally, and the Chief Executive Officer specifically, for fiscal 1997 are in the medium level in comparison with the Company's peer group companies.

In addition to each executive officer's base compensation, the Committee may award cash bonuses and/or grant awards under the Company's Stock Option Plan to chosen executive officers depending on the extent to which certain defined personal and corporate performance goals are achieved. Such corporate performance goals include revenue and earnings growth of the Company, as discussed above.

The Chief Executive Officer's compensation is the responsibility of the Compensation Committee. Based upon the Compensation Committee's assessment of Mr. West's ability to effectively lead the Company into the future as determined by his past performance and experience with the Company's business and markets, the Compensation Committee determined that Mr. West's compensation package would consist of the following: (i) annual base salary of $ 265,000, (ii) annual cash bonus based upon a predetermined financial performance of the Company, and (iii) a Stock Option Agreement granting Mr. West an option to purchase 25,000 shares of Common Stock over a two-year period beginning in October 1996 under the Company's 1991 Stock Option Plan at an exercise price of $
5.875 per share (the market value of the Common Stock on the date of grant).

Equity incentives are not limited to executive officers. Grants of stock options are made to management and staff of the Company in amounts determined by the Compensation Committee. The amounts of such grants are determined based on the individual employee's position with the Company and his or her potential ability to beneficially impact the performance of the Company. By giving management and staff a stake in the financial performance of the Company, the Compensation Committee's goal is to provide incentives to these employees of the Company to enhance the financial performance of the Company and, thus, stockholder value.

All employees of the Company, including executive officers, are eligible to receive long-term stock based incentive awards under the Company's Stock Option Plan as a means of providing such individuals with a continuing proprietary interest in the Company. Such grants further the mutual interests of the Company's employees and its stockholders by providing significant incentives for such employees to achieve and maintain high levels of performance. The Company's Stock Option Plan enhances the Company's ability to attract and retain the services of qualified individuals. Factors considered in determining whether such awards are granted to an executive officer of the Company include the executive's position in the Company, his or her performance and responsibilities, the number of options, if any, currently held by the officers, and the vesting schedule of any such options. While the Committee does not adhere to any firmly established formulas or schedules for the issuance of options, the Committee will generally tailor the terms of any such grant to achievement of its goal as a long-term incentive award by providing for a vesting schedule encompassing several years as tying the vesting dates to particular corporate or personal milestones.

The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Compensation Committee

Robert L. Curry
William P. Wood
John S. Zink

Compliance with Section 16(a)

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than ten percent of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4 and 5) of the Common Stock with the Securities and Exchange Commission (the "SEC") and the NASDAQ Stock Market. Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all such forms that they file.

To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company and on written representations by certain reporting persons, the Section 16(a) filing requirements were satisfied by the Company's directors, officers and ten percent stockholders, except for one transaction by Connie J. Conger not timely reported on Form 4; this transaction was subsequently reported in a report on Form 5.

PROPOSAL NUMBER 2: Amendment to the Company's 1991 Stock Option
Plan

Background

The Company's 1991 Stock Option Plan (the "1991 Plan") was adopted by the Board of Directors of the Company on May 17, 1991 and approved by the Company's stockholders on October 24, 1991. At the 1992 Annual Meeting of Stockholders, the Company's stockholders approved an amendment increasing the number of shares of Common Stock that may be issued under the plan from 350,000 to 700,000.
In April 1993 the Company's Board of Directors approved an amendment increasing such number to 770,000. In July 1994 the Company's Board of Directors approved an amendment increasing such number to 970,000.

The purpose of the 1991 Plan is to provide long-term incentives to selected officers and key employees to contribute to the future success and prosperity of the Company. An additional purpose for the adoption of the 1991 Plan is to enable the Company to attract and retain qualified individuals who are not employees of the Company to serve on the Company's board of directors. The 1991 Plan authorizes the Compensation Committee to grant incentive stock options ("ISOs") to the Company's key employees and nonqualified stock options ("NQOs") to key employees and nonemployees who are elected for the first time as directors of the Company after January 1, 1991 ("outside directors").

As of May 31, 1997, the Compensation Committee had granted substantially all of the options which could be granted under the 1991 Plan. Because the Board of Directors believed that the 1991 Plan accomplished its objectives and that the Company should be in a position to continue to provide incentives to officers and other key employees, the Board of Directors approved and adopted on August 29, 1997, subject to approval by the Company's stockholders at the Annual Meeting, an amendment to the 1991 Plan increasing the number of shares of Common Stock which may be issued under such plan from 970,000 to 1,320,000.

Summary of the 1991 Plan

Set forth below is a summary of the material terms of the 1991
Plan. This summary is qualified in its entirety by reference to the full text of the 1991 Plan, as proposed to be amended, which is attached as Exhibit A to this Proxy Statement.

General

The 1991 Plan is administered by the Compensation Committee of the Board of Directors. No member of the Compensation Committee is eligible to participate in the 1991 Plan. The Compensation Committee selects the key employees to whom options are granted, the time at which options are granted and expire, and the number of shares of Common Stock which may be purchased upon the exercise of options.

ISOs and NQOs enable optionees to purchase shares of Common Stock at the option price. The option price per share may not be less than the fair market value of the Common Stock at the time the option is granted. In order to purchase the shares, a participant must pay the full option price to the Company. The purchase price may be paid in any combination of cash or stock of the Company, including stock previously acquired under the same option or in accordance with the cashless exchange procedure under Regulation T of the Federal Reserve Board. ISOs granted under the 1991 Plan are intended to qualify under Section 422 of the Internal Revenue Code (the "Code").

Options may be granted under the 1991 Plan with durations of no more than ten years from the date of grant, but, in any event, may expire sooner if, in the case of employee optionees, the optionee's employment terminates. Any shares as to which an option expires, lapses unexercised, or is terminated or canceled may be subject to a new option.

Options granted under the 1991 Plan are not transferable except by will or the laws of intestate succession. Upon an optionee's death, options are exercisable by the optionee's legal representative or beneficiary for up to three months.

Federal Income Tax Consequences

Under current federal tax law, a participant who is granted an ISO does not recognize any taxable income at the time of grant or at the time of exercise. Likewise, the Company is not entitled to any deduction at the time of grant or at the time of exercise. When an ISO is exercised, the difference between the fair market value of the shares on the exercise date and the exercise price is an item of tax adjustment which may cause the participant to be subject to the alternative minimum tax. When the shares of Common Stock acquired upon exercise of an ISO are sold, the participant will recognize a capital gain or loss equal to the difference between the sale price and the exercise price, provided the participant has held the stock for the longer of two years from the date of grant or one year from the date of exercise. If an optionee makes a "disposition" of the stock received upon exercise of an ISO prior to meeting the holding periods described above, the gain on the disposition will be treated as ordinary income to the extent of the excess of the fair market value on the date of exercise over the exercise price. The balance of the gain, if any, realized upon such a disposition generally will be treated as capital gain. The Company will be entitled to a deduction in the year of disposition only to the extent of the amount of gain, if any, that is taxable to the optionee as ordinary income. If the amount realized at the time of the disposition is less than the option price, the optionee will not be required to treat any amount as ordinary income provided the disposition is a type that would give rise to a recognizable loss, and in such event the loss will be treated as a long-term or short-term loss depending on the holding period of the shares.

A participant who is granted a NQO does not recognize taxable income at the time of grant, but does recognize taxable income at the time of exercise equal to the difference between the fair market value of the shares on the exercise date and the exercise price of the shares, and the Company is entitled to a corresponding compensation expense deduction. When the shares acquired upon exercise of a NQO are sold, the participant will recognize a capital gain or loss equal to the difference between the sale price and the fair market value at the time of exercise; and in such event the gain, if any, will be treated as long-term, mid-term or short-term capital gain, depending on the holding period of the shares. Any loss will be treated as long-term or short-term capital loss, depending on the holding period of the shares.


Amendment

The Board of Directors may amend the 1991 Plan at any time but may not, without stockholder approval, adopt any amendment which would materially increase the maximum number of options that may be granted or the number of shares that may be issued upon the exercise of options granted under the 1991 Plan, unless the increase results from a stock dividend, stock split or other change in the capital stock of the Company, or materially modify the eligibility requirements of the 1991 Plan.

Vote Required

The affirmative vote of holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is required to approve the amendment to the 1991 Plan. For purposes of determining whether the requisite approval has been received, abstentions are treated as "no" votes, while broker non-votes are disregarded. The Board of Directors recommends a vote "For" approval of the amendment to the 1991 Plan increasing the aggregate number of shares of Common Stock which may be issued under the 1991 Plan from 970,000 to 1,320,000.

PROPOSAL NUMBER 3: Selection Of Auditors

The Board of Directors has reappointed the firm of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending May 31, 1998, subject to ratification by the Company's stockholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting. Ernst & Young LLP has served as auditors for the Company since 1984.


The affirmative vote of holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the independent accountants for fiscal 1998.

The Board of Directors recommends a vote "For" ratification of Ernst & Young's appointment.

Proposals of Stockholders

A proposal of a stockholder intended to be presented at the next annual meeting of stockholders must be received at the Company's principal executive offices no later than May 22, 1998, if the proposal is to be considered for inclusion in the Company's proxy statement relating to such meeting.

Financial Information

A copy of the Company's Annual Report on Form 10-K, including any financial statements and schedules and exhibits thereto, may be obtained without charge by written request to C. William Lee, Vice President-Finance, Matrix Service Company, 10701 East Ute Street, Tulsa, Oklahoma 74116.

Other Matters

The cost of solicitation of these proxies will be borne by the Company. In addition to solicitation by mail, certain directors, officers, and regular employees of the Company may solicit proxies by telecopy, telephone, and personal interview.

By Order of the Board of Directors



/s/ C. William Lee
----------------------
C. William Lee

September 19, 1997
Tulsa, Oklahoma

[TYPE]         EXHIBIT A
[DESCRIPTION]  MATRIX SERVICE COMPANY 1991 STOCK OPTION PLAN, AS AMENDED


1.Purpose

The purpose of the Matrix Service Company 1991 Stock Option Plan, as amended, (the "Plan"), is to enhance the ability of Matrix Service Company (the "Company") and its Subsidiaries (as defined below) to attract and retain individuals possessing superior managerial talent to serve as employees and outside directors of the Company and its Subsidiaries, and to provide long-term incentives to such persons to contribute to the future success and prosperity of the Company and its Subsidiaries. Accordingly, under the Plan the Company may grant to key employees and to persons who are first elected as directors of the Company after January 1, 1991 ("outside directors") options ("Options") to purchase shares of the Company's common stock, par value $.01 per share ("Common Stock"). Options granted under the Plan may be either (i) incentive stock options ("ISOs") which are qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to grants to key employees, or (ii) nonqualified stock options ("Nonqualified Options"), with respect to grants to either key employees or outside directors.

For purposes of the Plan, a "Subsidiary" shall be any corporation in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of all classes of stock in such corporation.

2.Administration and Interpretation

A. Administration. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee may prescribe, amend and rescind rules and regulations for administration of the Plan and shall have full power and authority to construe and interpret the Plan. The Committee may correct any defect or any omission or reconcile any inconsistency in the Plan or in any grant made under the Plan in the manner and to the extent it shall deem desirable.

Committee members shall be appointed by and shall serve at the pleasure of the Board. All members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 of the General Rules and Regulations of the Securities Exchange Act of 1934 (the "1934 Act"). The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at a meeting, or the acts of a majority of the members evidenced in writing, shall be the acts of the Committee. Members of the Committee may, in the discretion of the Board, receive compensation for their services as members, and all expenses and liabilities they incur in connection with the administration of the Plan shall be borne by the Company.

               The day-to-day administration of the Plan may be carried out by such officers and employees of the Company or its Subsidiaries as shall be designated from time to time by the Committee. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons, and the Committee, the Company and the officers and employees of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons.

               The Committee shall have the authority to make all decisions concerning Options granted under the Plan, including without limitation the selection of the persons to whom Options are granted, the number of shares of Common Stock subject to each Option and the terms and conditions of each Option, to construe the terms and provisions of the Plan and the option agreements ("Agreements") under which Options are granted, and to adopt, from time to time, such rules and regulations, not inconsistent with the terms of the Plan, as it may deem advisable to carry out the Plan. All decisions by the Committee shall be final. The effective date of an Option, as determined by the Committee, is referred to herein as the "Grant Date."

          B. Interpretation. The interpretation and construction by the Committee of any provisions of the Plan or of any grant under the Plan and any determination by the Committee under any provision of the Plan or any such grant shall be final and conclusive for all purposes.

          C. Limitation on Liability. Neither the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the full extent permitted by law and the articles of incorporation of the Company. The members of the Committee, if appointed, shall be named as insureds under any directors and officers liability insurance coverage that may be in effect from time to time.

3.   Shares Subject to Grants Under the Plan

     The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 970,000 shares of Common Stock. Such shares may consist of authorized but unissued shares of Common Stock or previously issued shares of Common Stock reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan and the outstanding Options. The number of shares of Common Stock which are available for Options under the Plan shall be decreased by each exercise of an Option, and to the extent that such Option lapses the shares theretofore subject to such Option may again be subject to other Options granted under the Plan. If any Option, in whole or in part, expires or terminates unexercised or is canceled or forfeited, the shares theretofore subject to such Option may be subject to another Option granted under the Plan.
The aggregate number of shares which may be issued under Options granted under the Plan shall be subject to adjustment as provided in Section 6 hereof.

4.   Eligibility

     The individuals who shall be eligible to receive Options under the Plan shall be such key employees and outside directors as the Committee from time to time shall determine; provided, however, that outside directors shall only be eligible to receive Nonqualified Options under the Plan. In granting Options, the Committee shall take into consideration the contribution an individual has made or may make to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other employees of the Company and its Subsidiaries with regard to these matters. In no event shall any individual or his legal representatives, heirs, legatees, distributees or successors have any right to participate in the Plan except to such extent, if any, as the Committee shall determine.

     Options may be granted under the Plan from time to time in substitution for stock options, restricted stock or other stock-based compensation granted by other corporations where, as a result of a merger or consolidation of such other corporation with the Company or a Subsidiary, or the acquisition by the Company or a Subsidiary of the assets of such other corporation, or the acquisition by the Company or a subsidiary of stock of, or other beneficial ownership interest in, such other corporation, the individuals who held such other stock options, restricted stock or other stock-based compensation become eligible to receive Options under the Plan.

5.   Grants and Terms of Options

          A. Grants of Options. Grants of Options under the Plan shall be for such number of shares of Common Stock and shall be subject to such terms and conditions as the Committee shall designate.

          B. Terms of Options. Each grant of an Option shall be evidenced by an Agreement executed by the recipient of the Option (the "Optionee") and an authorized officer of the Company. Each Agreement shall be in a form approved by the Committee, shall comply with and be subject to the terms and conditions of the Plan and may contain such other provisions, consistent with the terms and conditions of the Plan, as the Committee shall deem advisable. References herein to an Agreement shall include, to the extent applicable, any amendment to the Agreement and any interpretation or construction thereof by the Committee pursuant to this Plan.

                    (1) Exercise of Options. Options shall not be exercisable prior to the date six months following the Grant Date. In addition, the Committee may include in each Agreement a provision stating that the Option granted therein may not be exercised in whole or in part for an additional period of time specified in such Agreement, and may further limit the exercisability of the Option in such manner as the Committee deems appropriate. Except as provided herein or as so specified in the Agreement or in a resolution of the Committee, any Option may be exercised in whole at any time or in part from time to time during its term. The Committee may, in its discretion, at any time and from time to time accelerate the exercisability of all or part of any Option. An Optionee may exercise an Option by providing written notice to the Company at any time or from time to time during the period such Option is exercisable and by satisfying such other conditions as are set forth in the Agreement relating to the Option including, without limitation, satisfying the requirements for tax withholding with respect to such exercise.

                    (2)  Payment of Option Exercise Price.  Upon
          exercise of an Option, the full price per share (the "Exercise Price" for the shares with respect to which the Option is being exercised shall be payable to the Company
          (i) in cash or by check payable and acceptable to the Company or (ii) subject to the approval of the Committee,
          (a) by tendering to the Company shares of Common Stock owned by the Optionee having an aggregate market Value Per Share (as defined below) as of the date of exercise and tender that is not greater than the Exercise Price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the Exercise Price as provided in (i) above; provided, however, that the Committee may, upon confirming that the Optionee owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise, and return to the Optionee (or not require surrender of)the certificate for the shares being tendered upon the exercise; or (b) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option exercise price; provided that in the event the Optionee chooses to pay the Option exercise as provided in (ii)(b) above, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

                    (3)  Number of Shares.  Each Agreement shall
          state the total number of shares of Common Stock that is subject to the Option, which number shall be subject to adjustment pursuant to Section 6.

                    (4)  Exercise Price.  The Exercise Price for
          each option shall be fixed by the Committee on the Grant Date. The Exercise Price shall be the market Value per Share on the Grant Date, but in no event less than the par value of the Common Stock. The Exercise Price shall be subject to adjustment pursuant to Section 6.

                    (5)  Term.  The term of each Option shall be
          determined by the Committee at the Grant Date; provided, however, that each Option shall expire no later than ten years from the Grant Date (such date, as determined by the Committee or provided for herein, being referred to hereafter as the "Expiration Time").

                    (6) Market Value Per Share. "Market Value Per Share" shall be determined as of any particular date by any fair and reasonable means determined by the Committee.

                    (7)  Termination of Employment; Death of an
          Outside Director. (a) If the employment of an employee Optionee is terminated for any reason other than a Qualified Termination (defined below), the Option granted to such Optionee shall automatically expire simultaneously with such termination. In the event of termination of an employee Optionee's employment due to death, retirement on or after reaching age 65 (or if prior to age 65, with the consent of the Committee), permanent disability (as determined under the standards of the Company's long-term disability program) or termination by the Company for any reason other than "cause" (each of such four events being a "Qualified Termination"), the Option may be exercised by the Optionee (or his estate, personal representative or beneficiary at any time within the three-month period commencing on the day next following such Qualified Termination (or within the next succeeding three months if the Optionee dies or becomes disabled within the three-month period following a Qualified Termination relating to other than the Optionee's death or disability ) to the full extent that the Optionee was entitled to exercise the same on the day immediately prior to such Qualified Termination. For purposes of this clause, "cause" shall mean:

                    (i)  final conviction of the Optionee of a
        felony under the laws of the United States or any state thereof which results or was intended to result directly or indirectly in gain or personal enrichment by the Optionee at the expense of the Company.

                    (ii) participation by the Optionee as an employee, officer or principal shareholder in any business engaged in activities in direct competition with the Company without the consent of the Company; or

                    (iii)     gross and willful inattention to
        Optionee's duties as an employee for a continuous period of three months other than due to Optionee's total physical disability, or other cause reasonably beyond the control of Employee, which inattention to duty has a material adverse effect on the Company.

               (b) In the event of the death of an Optionee that is an outside director, the Option may be exercised by the Optionee's estate, personal representative or beneficiary at any time within the three- month period commencing on the day next following such Optionee's death to the full extent that the Optionee was entitled to exercise the same on the day immediately prior to his death.

               (c) The Committee may, in its discretion, (i) accelerate the exercisability of all or part of an Option that is not otherwise exercisable or (ii) provide that an Option shall remain outstanding and be exercisable following termination of employment (or other specified events in the case of nonemployees) on such other terms and conditions as the Committee shall approve.

          (8) Special Terms Applicable to Incentive Stock Options. ISOs may be granted only to individuals who are key employees of the Company at the time the ISO is granted. ISOs may be granted to the same individual on more than one occasion, but in no event shall an ISO be granted after December 31, 2000.

               No employee shall be eligible to receive an ISO if, on the Grant Date, such employee owns (including ownership through the attribution provisions of Section 424 of the code) in excess of 10% of the outstanding voting stock of the Company (or of its parent or subsidiary as defined in Section 424 of the code) unless the following two conditions are met:

                    (i) the option price for the shares of Common Stock subject to the ISO is at least 110% of the fair market value of the shares of Common Stock on the Grant
       Date; and

                    (ii) the Agreement provides that the term of the ISO does not exceed five years.

               No employee shall be eligible to receive ISOs (under this Plan and all other option Plans of the Company, its parent and subsidiary corporations) that are exercisable for the first time in any calendar year with respect to stock with an aggregate fair market value (determined at the Grant Date) in excess of $100,000. Notwithstanding any provision to the contrary in any Agreement pursuant to which Options are granted, options which are intended to be ISOs and would otherwise qualify as ISOs but for the requirement set forth in the preceding sentence, shall be treated as ISOs to the extent allowed under such requirement and the balance of such Options shall be traded as Nonqualified Options and their validity shall not be affected in any way whatsoever.

6.   Recapitalization or Reorganization

          A. The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, or shares of preferred stock ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

          B. The shares with respect to which Options may be granted are share of Common Stock as presently constituted. If, and whenever, prior to the termination of the Plan or the expiration of an outstanding Option, the Company shall effect a subdivision of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the remaining shares of Common Stock available under the Plan and the number of shares of Common Stock with respect to which outstanding Options may thereafter be exercised shall be proportionately increased, and the Exercise price under outstanding Options shall be proportionately reduced. If, and whenever, prior to the termination of the Plan or the expiration of an outstanding Option, the Company shall effect a consolidation of shares of Common Stock, the remaining shares of Common Stock available under the Plan and the number of shares of Common Stock with respect to which any outstanding Option may thereafter be exercised shall be proportionately reduced, and the Exercise price under the outstanding Options shall be proportionately increased.

          C. Except as may otherwise be expressly provided in the Plan, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock available under the Plan or subject to Options theretofore granted or the Exercise Price per share.

          D. If the Company effects a recapitalization or otherwise materially changes its capital structure (both of the foregoing are herein referred to as a "Fundamental Change"), then thereafter upon any exercise of an Option theretofore granted, the holder shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock that would have been received the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Optionee had been the holder of record of the number of shares of Common Stock.

          E. Any adjustment provided for above shall be subject to any required shareholder action.

7.   Recipient's Agreement

     If, in the opinion of counsel for the Company, at the time of the exercise of any Option it is necessary or desirable, in order to comply with any then applicable laws or regulations relating to the sale of securities, for the individual exercising the option to agree to hold any shares issued to the individual for investment and without intention to resell or distribute the same and for the individual to agree to dispose of such shares only in compliance with such laws and regulations, the individual shall be required, upon the request of the Company, to execute and deliver to the Company a further agreement to such effect.

8.   Miscellaneous

          A.   No Employment Contract.  Nothing contained in the
     Plan shall be construed as conferring upon any employee the right to continue in the employ of the Company or any Subsidiary.

          B. Employment with Subsidiaries. Employment by the Company for the purpose of this Plan shall be deemed to include employment by, and to continue during any period in which an employee is in the employment of, any Subsidiary.

          C. No Rights as a Shareholder. A person granted an Option under the Plan shall have no rights as a shareholder with respect to shares covered by such person's Option until the date of the issuance of shares to the person upon the exercise of the Option. No adjustment will be made for dividends or other distributions or rights for which the record date is prior to the date of such issuance.

          D. No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action that is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect the Plan or any option granted under the Plan. No person that receives, or is eligible to receive, Options under the Plan shall have any claim against the Company or any Subsidiary as a result of any such action.

          E. Non-assignability. Neither a person that receives Options under the Plan nor such person's beneficiary shall have the power or right to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of such person's or beneficiary's Options received under the Plan except by will or the laws of intestate succession; and to the extent any such option received under the Plan is awarded to a spouse pursuant to any divorce proceeding, such interest shall be deemed to be terminated and forfeited notwithstanding any vesting provisions or other terms herein or in the Agreement evidencing such option.

          F. Governing Law; Construction. All rights and obligations under the Plan shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Delaware without regard to the principles of conflicts of laws. Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any provision of the Plan.

          G. Amendment and Termination. The Committee may from time to time and at any time alter, amend, suspend, discontinue or terminate this Plan and any grants of Options hereunder; provided, however, that no such action of the Committee may, without the approval of the shareholders of the Company, alter the provisions of the Plan so as to (A) materially increase the maximum number of shares of Common Stock that may be issued upon the exercise of Options granted under the Plan (except as provided in Section 6) or (B) materially modify the requirements relating to eligibility to receive Options under the Plan. The Plan shall terminate on December 31, 2000, and no options shall be awarded after such date.

          H. Preemption by Applicable Laws and Regulations. Anything in the Plan or any Agreement to the Contrary notwithstanding, if, at any time specified herein or therein for the making of any determination or the taking of any action, any law, regulation or requirement of any governmental authority having jurisdiction in the premises shall require the Company to take any additional action not otherwise required by the Plan or an Agreement in connection with any such determination or action, the making of such determination or the taking of such action, as the case may be, shall be deferred until such additional action shall have been taken.

          I. Effective Date. The Plan was initially adopted by the Board of Directors of the Company in May 1991, and approved by the Company's stockholders on October 24, 1991, effective as of May 14, 1991. On August 13, 1992 the Board of Directors approved an amendment to the Plan increasing the number of shares of Common Stock which may be issued under the Plan from 350,000 shares to 700,000 shares, and the stockholders of the Company approved this increase at the annual meeting on October 30, 1992. The Board authorized a further amendment to the Plan in April 1993, increasing the number of shares of Common Stock under the Plan to 770,000 shares. In July 1994 the Board authorized an amendment to the Plan to increase the number of shares of Common Stock issuable under the Plan to 970,000 shares, which was approved by the Company's stockholders at the November 3, 1994 Annual Meeting of Stockholders. In August 1997 the Board authorized an amendment to the Plan to increase the number of shares of Common Stock issuable under the Plan from 970,000 shares to 1,320,000 shares subject to approval by the Company's stockholders at the 1997 annual meeting of stockholders.